UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2008

UTAH URANIUM CORP.

 (Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50915

(Commission File Number)

98-0343710

(I.R.S. Employer Identification Number)

11850 South Highway 191, Unit B-9

Moab, UT  84532

(Address of principal executive offices, including zip code)

(435) 259-0460

(Registrant's telephone Number, including area code)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Solicitating material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 14, 2008, the Company entered into a Purchase Agreement (the “Agreement”) with Mr. Christian F. Murer for the purchase of certain mining claims (the “Wild Claims”).  Mr. Murer owns a 100% interest in the Wild Claims located in Emery County, Utah.  Under the terms of the Agreement, Mr. Murer will transfer all of his interest to the Company in exchange for cash and shares of common stock as follows:

- $75,000 cash to be paid upon execution of the Agreement

- $100,000 cash to be paid by January 15, 2009

- $100,000 cash to be paid by January 15, 2010

- 100,000 shares of common stock to be issued within 45 days of the date of the Agreement

- 250,000 shares of common stock to be issued by January 15, 2009

- 250,000 shares of common stock to be issued by January 15, 2010

The Company has also to expend $300,000 as work commitment on the Wild Claims within the next 24 months.  The Company is also required to pay royalties on the production and sale of certain minerals found on the Wild Claims.

A copy of the Agreement is attached hereto as Exhibit 10.1.

Section 9 – Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits

a)  Financial Statements

None

b)  Exhibits

10.1

Purchase Agreement with Christian F. Murer Dated January 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTAH URANIUM CORP.

Per:

/s/ Peter Dickie

Peter Dickie

President and Director